UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: September 15, 2003

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	1-11314	71-0720518
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

22917 Pacific Coast Hwy, Suite 350

Malibu, California 90265

(310) 455-6010

(Address of Principal Executive Offices and Zip Code)

ITEM 5. OTHER EVENTS

LTC Properties, Inc. (the “Company” or the “Registrant”) entered into an Underwriting Agreement dated September 15, 2003, by and between the Company and Stifel, Nicolaus & Company, Incorporated, as Representative of the several Underwriters, as defined therein, relating to the offering of 2,000,000 shares of 8.5% Series E Cumulative Convertible Preferred Stock (Liquidation Preference $25 Per Share), par value $.01 per share, attached hereto as Exhibit 1.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	1.1	Underwriting Agreement

	3.2	Articles Supplementary Classifying 8.5% Series Cumulative Convertible Preferred Stock of the Registrant

	5.1	Opinion of Ballard, Spahr, Andrews & Ingersoll, LLP regarding the legality of the Series E Preferred Stock being registered

	8.1	Tax Opinion of Reed Smith, LLP

	23.1	Consent of Ballard, Spahr, Andrews & Ingersoll, LLP (contained in Exhibit 5.1)

	23.2	Consent of Reed Smith, LLP (contained in Exhibit 8.1)

	99.1	Press Release dated September 16, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 16, 2003	LTC PROPERTIES, INC.
(“Registrant”)

	By:	/s/ Wendy L. Simpson
Wendy L. Simpson,
Vice Chairman and Chief Financial Officer
(Principal Financial and Accounting Officer)